Exhibit 99.2

ALMOST family

IMPORTANT SPECIAL MEETING INFORMATION

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C123456789

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on [•], 2018.

Vote by Internet

- Go to **www.investorvote.com/AFAM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

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	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of November 15, 2017 (the "merger agreement"), by and among LHC, Inc. ("LHC"), Almost Family and Hammer Merger Sub, Inc., a wholly owned subsidiary of LHC.	☐	☐	☐
2. To approve, on a non-binding advisory basis, specific compensatory arrangements relating to the merger between Almost Family and its named executive officers.	☐	☐	☐
3. To approve any motion to adjourn the Almost Family special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, each should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 3 6 3 6 9 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02R59C

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on [•], 2018: The Proxy Statement is available at: http://www.almostfamily.com/[•] IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — ALMOST FAMILY, INC. SPECIAL MEETING OF STOCKHOLDERS — [•], 2018, [•] a.m Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting on Monday, [•], 2018, at [•] a.m. local time, and at any adjournment thereof. The undersigned hereby instructs said proxies or their substitutes: This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. PLEASE PROVIDE INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ALMOST family

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

+

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of November 15, 2017 (the "merger agreement"), by and among LHC, Inc. ("LHC"), Almost Family and Hammer Merger Sub, Inc., a wholly owned subsidiary of LHC.	☐	☐	☐
2. To approve, on a non-binding advisory basis, specific compensatory arrangements relating to the merger between Almost Family and its named executive officers.	☐	☐	☐
3. To approve any motion to adjourn the Almost Family special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, each should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 6 3 6 9 2 2 +

02R5AC

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on [•], 2018: The Proxy Statement is available at: http://www.almostfamily.com/[•] PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — ALMOST FAMILY, INC. SPECIAL MEETING OF STOCKHOLDERS — [•], 2018, [•] a.m Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting on Monday, [•], 2018, at [•] a.m. local time, and at any adjournment thereof. The undersigned hereby instructs said proxies or their substitutes: This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.